NEWS RELEASE
                                                         Cone Mills Corporation
                                                           Greensboro, NC 27415




                                                          For Immediate Release
Contact:
Terry L. Weatherford
Vice President
336-379-6220


                      Bakane Elected Chairman of Cone Mills

Greensboro, NC -May 6, 2003 -- Cone Mills Corporation (NYSE:COE) today announced that John L. Bakane, age 52, has been elected by the Board of Directors to the position of Chairman of the Board. He replaces Dewey L. Trogdon, Chairman since 1981, who will reach mandatory retirement from the Board at the 2004 annual meeting. Mr. Trogdon will remain on the Board of Directors until that time.

Mr. Trogdon commented, "Cone Mills is a 112-year-old company. As we change the watch to John, I am comfortable with the direction of the company and confident that Cone will continue to be a vibrant organization."

Mr. Bakane will retain the titles of President and Chief Executive Officer, which he has held since 1998. Mr. Bakane joined Cone in 1975 and, after holding various financial positions, was elected Vice President in 1986, Chief Financial Officer in 1988, and to the Board of Directors in 1989. In 1997 he became
President of the Cone Apparel Products Group and was elected Chief Operating Officer in 1998.

John Bakane graduated from the University of Alabama-Birmingham with a bachelor of science degree in business administration and holds an MBA degree from the University of Virginia.

Mr. Bakane commented that he is honored to be named to the position and further said, "Over the past two decades, Dewey Trogdon has been more to us at Cone than mere CEO and Chairman of the Board, he has been our Commander-in-Chief. We honor his many contributions by committing our efforts to keeping the company strong."

In additional action, the Board designated Charles M. Reid as Lead Director. A Cone director since 1988, Mr. Reid is a Director and Chairman of United Guaranty Corporation, of which he was President and CEO from 1987 to 2001.

Founded in 1891, Cone Mills Corporation, headquartered in Greensboro, NC, is the world's largest producer of denim fabrics and the largest commission printer of home furnishings fabrics in North America. Manufacturing facilities are located in North Carolina and South Carolina, with a joint venture plant in Coahuila Mexico.

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     The matters disclosed in the foregoing release include forward-looking statements. These statements represent Cone's current judgment on the future and are subject to risks and uncertainties that could cause actual results to differ materially. These forward-looking statements include statements relating to our anticipated financial performance and business prospects. These forward-looking statements speak only as of the date stated and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by these forward-looking statements will not be realized.
     Although  we  believe  that  the   expectations   reflected  in  these
     forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results,
     savings  or  other  benefits   anticipated   in  the   forward-looking
     statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements. Such factors include, without limitation:

     o the demand for textile products, including Cone's products, will vary with the U.S. and world business cycles, imbalances between consumer demand and inventories of retailers and manufacturers and changes in fashion trends,

     o    the highly  competitive  nature of the textile  industry  and the
          possible  effects  of  reduced  import   protection,   free-trade
          initiatives and retaliatory measures in trade disputes,

     o the unpredictability of the cost and availability of cotton, Cone's principal raw material, and other manufacturing costs,

     o Cone's relationships with Levi Strauss as its major customer including its sourcing practices,

     o Cone's ability to attract and maintain adequate capital to fund operations and strategic initiatives,

     o    increases in prevailing interest rates,

     o    Cone's   ability  to  complete  an  acceptable   recapitalization
          transaction that will enable it to expand its denim manufacturing in low-cost countries,

     o    Cone's ability to extend its present credit arrangements, and

     o the effect on Cone' sales and markets of events such as the events of September 11, 2001.

     For a further description of these risks, see Cone's 2002 Form 10-K, "Item 1. Business -Competition, - Raw Materials and - Customers" and "Item 7. Management's Discussion and Analysis of Results of Operations and Financial Condition - Overview." Other risks and uncertainties may be described from time to time in Cone's other reports and filings with the Securities and Exchange Commission.

http://www.cone.com
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